Exhibit 77(Q1)




MARSHALL FUNDS, INC.

Amendment No. 12
to
ARTICLES OF INCORPORATION
Dated July 30, 1992


	THESE Articles of Incorporation are amended as follows:

	Delete Section (a) of Article IV and substitute in its place the following:

	" (a) The Corporation is authorized to issue an indefinite number of shares of common stock, par value $.0001 per share.
Subject to the following paragraph, the authorized shares are classified as follows:

	Authorized Number of
	Class	Series	Shares
Marshall Equity Income Fund	Series A	Indefinite
Marshall Equity Income Fund	Series Y	Indefinite
Marshall Government Income Fund	Series A	Indefinite
Marshall Government Income Fund	Series Y	Indefinite
Marshall Intermediate Bond Fund	Series A	Indefinite
Marshall Intermediate Bond Fund	Series Y	Indefinite
Marshall Mid-Cap Growth Fund	Series A	Indefinite
Marshall Mid-Cap Growth Fund	Series Y	Indefinite
Marshall Money Market Fund	Series A	Indefinite
Marshall Money Market Fund	Series Y	Indefinite
Marshall Money Market Fund	Series I	Indefinite
Marshall Short-Term Income Fund	Series A	Indefinite
Marshall Short-Term Income Fund	Series Y	Indefinite
Marshall Large-Cap Growth & Income Fund	Series A	Indefinite
Marshall Large-Cap Growth & Income Fund	Series Y	Indefinite
Marshall Mid-Cap Value Fund	Series A	Indefinite
Marshall Mid-Cap Value Fund	Series Y	Indefinite
Marshall Short-Term Tax-Free Fund	Series Y	Indefinite
Marshall Intermediate Tax-Free Fund	Series Y	Indefinite
Marshall International Stock Fund	Series A	Indefinite
Marshall International Stock Fund	Series Y	Indefinite
Marshall International Stock Fund	Series I	Indefinite
Marshall Small-Cap Growth Fund	Series A	Indefinite
Marshall Small-Cap Growth Fund	Series Y	Indefinite

	The undersigned Secretary of Marshall Funds, Inc. certifies that the above stated amendment is a true and correct Amendment to the Articles of Incorporation, as adopted by the Directors of the Corporation as of the 24th day of January, 2000, and that shareholder action is not required, all in accordance with
Section 180.1002 of the Wisconsin Business Corporation Law.

	WITNESS the due execution hereof this 17th day of July, 2000.

/s/ Brooke J. Billick
Brooke J. Billick
Secretary


Prepared by: 	Brooke J. Billick
		Vice President & Securities Counsel
		Marshall & Ilsley Trust Company
		1000 North Water Street, 13th Floor
		Milwaukee, WI  53202



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